Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of Protalix BioTherapeutics, Inc., which appears in Protalix BioTherapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

Tel-Aviv, Israel	Kesselman & Kesselman
July 16, 2012	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel,

P.O Box 50005 Tel-Aviv 61500 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il